AT&T Reports First-Quarter Results

Continued 5G and fiber subscriber gains
◦424,000 postpaid phone net adds, 11 straight quarters with more than 400,000 net adds with continued low postpaid phone churn
◦272,000 AT&T Fiber net adds, 13 straight quarters with more than 200,000 net adds

High-quality customer additions continue to drive revenue growth
◦Domestic wireless service revenues up 5.2%; best-ever first-quarter Mobility operating income
◦Consumer broadband revenues up 7.3% driven by AT&T Fiber revenue growth of 30.7%

Network enhancement and expansion momentum
◦Mid-band 5G spectrum covering more than 160 million people; reliable, nationwide 5G reaching 290 million people
◦Ability to serve fiber to 19.7 million consumer and more than 3 million business customer locations in more than 100 U.S. metro areas; remain on track to pass 30 million fiber locations by the end of 2025

Transformation progress supporting margin growth
◦On track to achieve $6 billion-plus run-rate cost savings target before the end of the year

First-Quarter Consolidated Results

•Revenues of $30.1 billion
•Diluted EPS from continuing operations1 of $0.57 compared to $0.65 in the prior year
•Adjusted EPS* from continuing operations of $0.60 compared to $0.63 in the prior year
•Cash from operating activities of $6.7 billion
•Capital expenditures of $4.3 billion; capital investment* of $6.4 billion
•Free cash flow* of $1.0 billion

Note: AT&T’s first-quarter earnings conference call will be webcast at 8:30 a.m. ET on Thursday, April 20, 2023. The webcast and related materials, including financial highlights, will be available on AT&T’s Investor Relations website at https://investors.att.com.

DALLAS, April 20, 2023 — AT&T Inc. (NYSE: T) reported first-quarter results that showcased consistent 5G and fiber customer additions and profitable growth driven by increasing wireless service and broadband revenues.

* Further clarification and explanation of non-GAAP measures and reconciliations to their most comparable GAAP measures can be found in the “Non-GAAP Measures and Reconciliations to GAAP Measures” section of the release and at https://investors.att.com.

© 2023 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.

“Our teams take pride in connecting more people to greater possibility through 5G and fiber,” said John Stankey, AT&T CEO. “We’re winning thanks to a proven and sustainable playbook that centers on simple, customer-centric experiences. As a result, we’re adding high-value customers, and when they choose AT&T, they stay with us. The work we’re doing today is establishing a foundation for durable, long-term growth, and we remain confident in our full-year guidance.”

Consolidated Financial Results
Revenues for the first quarter totaled $30.1 billion versus $29.7 billion in the year-ago quarter, up 1.4%. This increase primarily reflects higher Mobility, Mexico and Consumer Wireline revenues, partly offset by lower Business Wireline revenues.

Operating expenses were $24.1 billion, essentially stable with $24.2 billion in the year-ago quarter reflecting the benefits of our continued transformation efforts. Operating expenses decreased primarily due to lower domestic wireless equipment and associated selling costs from lower sales volumes; first-quarter 2022 3G network shutdown costs; lower personnel costs and higher returns on benefit-related assets. These decreases were partly offset by higher amortization of deferred customer acquisition costs, higher bad debt expense and increased depreciation. Additionally, business unit costs included year-over-year increases due to inflation.

Operating income was $6.0 billion versus $5.5 billion in the year-ago quarter. When adjusting for certain items, adjusted operating income* was $6.0 billion versus $5.8 billion in the year-ago quarter.

Equity in net income of affiliates of $0.5 billion primarily from the DIRECTV investment. With adjustment for our proportionate share of intangible amortization, adjusted equity in net income from the DIRECTV investment* was $0.9 billion.

Income from continuing operations was $4.5 billion versus $5.1 billion in the year-ago quarter. Earnings per diluted common share from continuing operations was $0.57 versus $0.65 in the year-ago quarter. Adjusting for $0.03, which includes our proportionate share of intangible amortization from the DIRECTV equity method investment and other items, earnings per diluted common share from continuing operations* was $0.60 compared to $0.63 in the year-ago quarter.

Cash from operating activities from continuing operations was $6.7 billion, down nearly $1 billion year over year reflecting timing of working capital, including lower securitizations. Capital expenditures were $4.3 billion in the quarter versus $4.6 billion in the year-ago quarter. Capital investment*, which includes $2.1 billion of cash payments for vendor financing, totaled $6.4 billion.

Free cash flow* was $1.0 billion for the quarter. Total debt was $137.5 billion at the end of the quarter, and net debt* was $134.7 billion. The company continues to expect to achieve a net debt-to-adjusted EBITDA* ratio in the 2.5x range by early 2025.

* Further clarification and explanation of non-GAAP measures and reconciliations to their most comparable GAAP measures can be found in the “Non-GAAP Measures and Reconciliations to GAAP Measures” section of the release and at https://investors.att.com.

© 2023 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.

Communications Operational Highlights

(Prior year results for the Communications segment and each business unit have been recast to remove prior service credits. Additional information is provided in our Form 8-K dated March 3, 2023, and included as part of our earnings materials on the company’s Investor Relations website.)

First-quarter revenues were $29.2 billion, up 1.0% year over year due to increases in Mobility and Consumer Wireline, which more than offset a decline in Business Wireline. Operating income was $6.7 billion, up 3.9% year over year, with operating income margin of 23.1%, compared to 22.5% in the year-ago quarter.

Mobility
•Revenues were up 2.5% year over year to $20.6 billion due to higher service revenues, partially offset by lower equipment revenues. Service revenues were $15.5 billion, up 5.2% year over year, primarily driven by subscriber and postpaid ARPU growth. Equipment revenues were $5.1 billion, down 4.7% year over year, driven by lower volumes.
•Operating expenses were $14.3 billion, down 0.5% year over year primarily due to lower equipment costs driven by lower device sales, first-quarter 2022 3G network shutdown costs and lower content costs, partly offset by increased amortization of deferred customer acquisition costs, higher network and customer support costs, higher marketing costs and higher bad debt expense.
•Operating income was $6.3 billion, up 10.2% year over year. Operating income margin was 30.5%, compared to 28.3% in the year-ago quarter.
•EBITDA* was $8.4 billion, up 8.0% year over year with EBITDA margin* of 40.7%, up from 38.6% a year ago. This was the company’s best-ever first-quarter Mobility EBITDA*. EBITDA service margin* was 54.1%, up from 52.6% in the year-ago quarter.
•Total wireless net adds were 5.1 million including:
◦542,000 postpaid net adds with:
◦424,000 postpaid phone net adds
◦(56,000) postpaid tablet and other branded computing device net losses
◦174,000 other net adds
◦40,000 prepaid phone net adds
•Postpaid churn was 0.99% versus 0.94% in the year-ago quarter.
•Postpaid phone churn was 0.81% versus 0.79% in the year-ago quarter.
•Prepaid churn was 2.73%, with Cricket substantially lower, versus 2.77% in the year-ago quarter.
•Postpaid phone ARPU was $55.05, up nearly 2.0% versus the year-ago quarter, due to prior-year pricing actions, higher international roaming and a mix shift to higher-priced unlimited plans.
•FirstNet® connections reached approximately 4.7 million across more than 25,000 agencies. FirstNet is the nationwide communications platform dedicated to public safety. The AT&T and FirstNet networks cover more than 99% of the U.S. population, and FirstNet covers more first responders than any other network in America.

* Further clarification and explanation of non-GAAP measures and reconciliations to their most comparable GAAP measures can be found in the “Non-GAAP Measures and Reconciliations to GAAP Measures” section of the release and at https://investors.att.com.

© 2023 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.

Business Wireline
•Revenues were $5.3 billion, down 5.5% year over year due to lower demand for legacy voice and data services and product simplification, partly offset by growth in connectivity services.
•Operating expenses were $5.0 billion, down 1.0% year over year due to lower personnel and other costs associated with ongoing transformation initiatives, lower wholesale network access costs and lower marketing costs, partly offset by favorable compensation items in the prior year and increased depreciation expense.
•Operating income was $378 million, down 40.8%, with operating income margin of 7.1% compared to 11.3% in the year-ago quarter.
•EBITDA* was $1.7 billion, down 11.9% year over year with EBITDA margin* of 32.0%, compared to 34.4% in the year-ago quarter.
•AT&T Business serves the largest global companies, government agencies and small businesses. More than 750,000 U.S. business buildings are lit with fiber from AT&T, enabling high-speed fiber connections to more than 3 million U.S. business customer locations. Nationwide, more than 10 million business customer locations are on or within 1,000 feet of our fiber.2

Consumer Wireline
•Revenues were $3.2 billion, up 2.5% year over year due to gains in broadband more than offsetting declines in legacy voice and data and other services. Broadband revenues increased 7.3% due to fiber growth of 30.7%, partly offset by a 13.6% decline in non-fiber revenues.
•Operating expenses were $3.1 billion, up 4.8% year over year due to higher depreciation expense, higher network and customer support costs and increased amortization of deferred customer acquisition costs, partly offset by lower sales, advertising and content costs.
•Operating income was $94 million, down 40.9% year over year with operating income margin of 2.9%, compared to 5.0% in the year-ago quarter.
•EBITDA* was $955 million, up 3.2% year over year with EBITDA margin* of 29.5%, up from 29.3% in the year-ago quarter.
•Total broadband net losses, excluding DSL, were 23,000, reflecting AT&T Fiber net adds of 272,000, more than offset by losses in non-fiber services. AT&T Fiber now has the ability to serve 19.7 million customer locations and offers symmetrical, multi-gig speeds across parts of its entire footprint of more than 100 metro areas.

Latin America – Mexico Operational Highlights

Revenues were $883 million, up 28.0% year over year due to growth in both service and equipment revenues. Service revenues were $591 million, up 20.6% year over year, driven by favorable foreign exchange, higher wholesale revenues and growth in subscribers. Equipment revenues were $292 million, up 46.0% year over year due to higher sales and favorable foreign exchange.

Operating loss was ($30) million compared to ($102) million in the year-ago quarter. EBITDA* was $145 million compared to $59 million in the year-ago quarter.

Total wireless net adds were 10,000, including 58,000 prepaid net losses, 49,000 postpaid net adds and 19,000 reseller net adds.
* Further clarification and explanation of non-GAAP measures and reconciliations to their most comparable GAAP measures can be found in the “Non-GAAP Measures and Reconciliations to GAAP Measures” section of the release and at https://investors.att.com.

© 2023 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.

FirstNet and the FirstNet logo are registered trademarks and service marks of the First Responder Network Authority. All other marks are the property of their respective owners.

1 Diluted Earnings per Common Share from continuing operations is calculated using Income (Loss) from Continuing Operations, less Net Income Attributable to Noncontrolling Interest and Preferred Stock Dividends and adjustment for distributions on Mobility II preferred interests and share-based payments (in periods of net income), divided by the weighted average common shares outstanding for the period.

2 The more than 3 million U.S. business customer locations are included within the 10+ million U.S. business customer locations on or within 1,000 feet of our fiber.

About AT&T
We help more than 100 million U.S. families, friends and neighbors, plus nearly 2.5 million businesses, connect to greater possibility. From the first phone call 140+ years ago to our 5G wireless and multi-gig internet offerings today, we @ATT innovate to improve lives. For more information about AT&T Inc. (NYSE:T), please visit us at about.att.com. Investors can learn more at investors.att.com.

Cautionary Language Concerning Forward-Looking Statements
Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results might differ materially. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update and revise statements contained in this news release based on new information or otherwise. This news release may contain certain non-GAAP financial measures. Reconciliations between the non-GAAP financial measures and the GAAP financial measures are available on the company’s website at https://investors.att.com.

Non-GAAP Measures and Reconciliations to GAAP Measures
Schedules and reconciliations of non-GAAP financial measures cited in this document to the most directly comparable financial measures under generally accepted accounting principles (GAAP) can be found at https://investors.att.com and in our Form 8-K dated April 20, 2023. Free cash flow, EBITDA, adjusted operating income and net debt are non-GAAP financial measures frequently used by investors and credit rating agencies.

Adjusted diluted EPS from continuing operations includes adjusting items to revenues and costs that we consider non-operational in nature, including items arising from asset acquisitions or dispositions, including the amortization of intangible assets. While the expense associated with the amortization of certain wireless licenses and customer lists is excluded, the revenue of the acquired companies is reflected in the measure and those assets contribute to revenue generation. We adjust for net actuarial gains or losses associated with our pension and postemployment benefit plans due to the often-significant impact on our results (we immediately recognize this gain or loss in the income statement, pursuant to our accounting policy for the recognition of actuarial gains and losses). Consequently, our adjusted results reflect an expected return on plan assets rather than the actual return on plan assets, as included in the GAAP measure of income. The tax impact of adjusting items is calculated using the effective tax rate during the quarter except for adjustments that, given their magnitude, can drive a change in the effective tax rate, in these cases we use the actual tax expense or combined marginal rate of approximately 25%.

For 1Q23, Adjusted EPS from continuing operations of $0.60 is Diluted EPS from continuing operations of $0.57 adjusted for $0.04 proportionate share of intangible amortization at the DIRECTV equity method investment and $0.01 impact of Accounting Standards Update (ASU) No. 2020-06, minus $0.02 benefit-related and other costs.

For 1Q22, Adjusted EPS from continuing operations of $0.63 is Diluted EPS from continuing operations of $0.65 adjusted for $0.04 proportionate share of intangible amortization at the DIRECTV equity method investment, $0.04 of benefit-related and other costs, and $0.01 impact of ASU No. 2020-06, minus $0.11 actuarial gain on benefit plans.

* Further clarification and explanation of non-GAAP measures and reconciliations to their most comparable GAAP measures can be found in the “Non-GAAP Measures and Reconciliations to GAAP Measures” section of the release and at https://investors.att.com.

© 2023 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.

Capital investment is a non-GAAP financial measure that provides an additional view of cash paid for capital investment to provide a comprehensive view of cash used to invest in our networks, product developments and support systems. In connection with capital improvements, we negotiate with some of our vendors to obtain favorable payment terms of 120 days or more, referred to as vendor financing, which are excluded from capital expenditures and reported in accordance with GAAP as financing activities. Capital investment includes capital expenditures and cash paid for vendor financing ($2.1 billion in 1Q23).

Free cash flow for 1Q23 of $1.0 billion is cash from operating activities from continuing operations of $6.7 billion, plus cash distributions from DIRECTV classified as investing activities of $0.8 billion, minus capital expenditures of $4.3 billion and cash paid for vendor financing of $2.1 billion.

Adjusted Operating Income is operating income adjusted for revenues and costs we consider non-operational in nature, including items arising from asset acquisitions or dispositions. For 1Q23, Adjusted Operating Income of $6.0 billion is calculated as operating income of $6.0 billion minus $27 million of adjustments. For 1Q22, Adjusted Operating Income of $5.8 billion is calculated as operating income of $5.5 billion plus $218 million of adjustments. Adjustments for all periods are detailed in the Discussion and Reconciliation of Non-GAAP Measures included in our Form 8-K dated April 20, 2023.

Adjusted Equity in Net Income from DIRECTV investment of $0.9 billion for 1Q23 is calculated as equity income from DIRECTV of $0.5 billion reported in Equity in Net Income of Affiliates and excludes $0.3 billion of AT&T’s proportionate share of the noncash depreciation and amortization of fair value accretion from DIRECTV’s revaluation of assets and purchase price allocation.

Net Debt of $134.7 billion at March 31, 2023, is calculated as Total Debt of $137.5 billion less Cash and Cash Equivalents of $2.8 billion.

Net debt-to-adjusted EBITDA ratios are non-GAAP financial measures that are frequently used by investors and credit rating agencies to provide relevant and useful information. Our Net Debt to Adjusted EBITDA ratio is calculated by dividing the Net Debt (calculated as total debt less cash and cash equivalents) by the sum of the most recent four quarters of Adjusted EBITDA. Adjusted EBITDA is calculated by excluding from operating revenues and operating expenses certain significant items that are non-operational or non-recurring in nature, including dispositions and merger integration and transaction costs, significant abandonments and impairment, benefit-related gains and losses, employee separation and other material gains and losses. Adjusted EBITDA estimates depend on future levels of revenues and expenses which are not reasonably estimable at this time. Accordingly, we cannot provide a reconciliation between projected Adjusted EBITDA and the most comparable GAAP metrics and related ratios without unreasonable effort.

EBITDA is operating income before depreciation and amortization. EBITDA margin is operating income before depreciation and amortization, divided by total revenues. EBITDA service margin is operating income before depreciation and amortization, divided by total service revenues.

For more information, contact:
Brittany Siwald
AT&T Inc.
Phone: (214) 202-6630
Email: brittany.a.siwald@att.com
* Further clarification and explanation of non-GAAP measures and reconciliations to their most comparable GAAP measures can be found in the “Non-GAAP Measures and Reconciliations to GAAP Measures” section of the release and at https://investors.att.com.

© 2023 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.